UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): May 14, 2015

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Adjustments to Annual Base Salary and Cash Bonus Eligibility for certain of the Company’s Named Executive Officers

On May 14, 2015, the Board of Directors (the “Board”) of Collegium Pharmaceutical, Inc. (the “Company”) approved certain adjustments to the annual base salary and/or cash bonus eligibility for the named executive officers listed below. The adjustments, which became effective on May 14, 2015, are in the amounts listed below.

Name	Base Salary	Bonus Eligibility (% of annual base salary)
Michael T. Heffernan President and Chief Executive Officer	$488,800	50%
Paul Brannelly Executive Vice President and Chief Financial Officer	$325,000	35%

Stock Option Grants

On May 14, 2015, the Board also approved grants of stock options (the “Grants”) to certain of the Company’s employees pursuant to the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Plan”). The following named executive officers were awarded options as part of the Grants:

Name	Number of Shares Underlying Stock Option Grants
Michael T. Heffernan President and Chief Executive Officer	70,193
Paul Brannelly Executive Vice President and Chief Financial Officer	22,929

The exercise price of the options subject to the Grants is $14.90, the closing price of the Company’s common stock on the date of the grant.

The options granted on May 14, 2015 will vest over a four-year period commencing on their grant dates, with 25% of the options vesting on the first anniversary of such grant date, and the balance of the options vesting in equal monthly installments (rounded up to the nearest whole option) over the remaining three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: May 20, 2015	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer